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                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                      HEARTLAND TERRITORIES HOLDINGS, INC.
                           -------------------------

                                   ARTICLE I.

                                    OFFICES

     SECTION 1. Principal Office. The principal office, in the State of Delaware, of Heartland Territories Holdings, Inc. (hereinafter called the Corporation) shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

     SECTION 2. Other Offices. The Company may have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Company may require.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meeting. Meetings of the stockholders of the Company may be held within or without the State of Delaware.

     SECTION 2. Annual Meetings. The annual meeting of stockholders for the election of Directors and for the transaction of such other business as may come before the meeting shall be held at the office of Pepsi-Cola Company, 500 Park Avenue, New York, N.Y., on the second Wednesday in May of each year.

     SECTION 3. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or by order of the Board of Directors.

     SECTION 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders shall be given at least ten days before the day on which the meeting is to be held. Notice shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall waive notice thereof.

     SECTION 5. Quorum. Except as otherwise prescribed by statute, the holders of a majority of the stock of the Corporation shall constitute a quorum for the transaction of business at any stockholders' meeting.

     SECTION 6. Voting. Except as otherwise provided by statute, each stockholder of the Company shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Company registered in his name on the books of the Company at the date of such meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. The property, affairs and business of the Company shall be managed by the Board of Directors.

     SECTION 2. Number and Term of Office. The Board of Directors shall consist of such number of directors, but never less than three, as shall be fixed from time to time by the incorporators or by resolution of the Board of Directors or the stockholders at any meeting called for the purpose. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation or removal.
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     SECTION 3.  Quorum and Manner of Acting.  One-third of the number of directors, but never less than two, shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Place of Meetings, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.

     SECTION 5. First Meeting. Promptly after each annual election of directors and at the place of such election or at any other place designated in a waiver of notice signed by all directors, the Board of Directors shall meet for the purposes of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall by resolution determine. Notice of regular meetings need not be given.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors. Notice of each such meeting shall be given to each director at least one day prior to the meeting, but notice need not be given to any director if waived by him or if he shall be present at the meeting.

     SECTION 8. Removal of Directors. Any director may be removed, either with or without cause, at any time, by action of the stockholders.

     SECTION 9. Vacancies. Any director may resign his office at any time by delivering his resignation in writing to the President or Secretary of the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Subject to applicable law, vacancies and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified.

     SECTION 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV.

                                    OFFICERS

     SECTION 1. Principal Officers. The principal officers of the Corporation shall be a President, who shall be chosen from among the directors, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem advisable. Any person may hold more than one office, provided the duties thereof are not inconsistent.

     SECTION 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors, and each shall hold office until the next annual election of officers and until his successor shall have been duly elected and qualified, or until his death, resignation or removal.

     SECTION 3. Removal. Any officer may be removed either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose.
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     SECTION 4.  President.  The President shall be the chief executive officer of the Corporation, he shall preside at all meetings of the directors and stockholders and shall have direct charge of the business of the Corporation.

     SECTION 5. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him from time to time by the Board or by the President.

     SECTION 6. Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors, shall perform such other duties as shall be assigned to him by the Board of Directors or the President and in general shall perform all duties incident to the office of Secretary. He shall have the custody of the seal of the Corporation and, when authorized by the Board of Directors, shall affix the seal to any instrument requiring it.

     SECTION 7. Treasurer. The Treasurer shall receive and disburse the moneys of the Corporation as directed by the Board of Directors, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors and in general shall perform all duties incident to the office of Treasurer.

                                   ARTICLE V.

                               POWER OF ATTORNEY

     SECTION 1. Powers of Attorney. The President, or such other officer or officers as may be designated by the Board of Directors, shall have the authority and power to grant, sign and deliver, from time to time, on behalf of the Corporation, such power or powers of attorney, either general or special, to such person or persons and for such purpose or purposes as the President or the officer or officers executing the power may deem advisable, with or without power of substitution.

                                  ARTICLE VI.

                        CONTRACTS, CHECKS, DRAFTS, ETC.

     SECTION 1. Contracts. All contracts and other instruments shall be executed by such officer or officers as the Board of Directors may from time to time designate and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement.

     SECTION 2. Checks, Drafts, Etc. All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE VII.

                            SHARES, TRANSFERS, ETC.

     SECTION 1. Certificates. Certificates representing the shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     SECTION 2. Transfers. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the corresponding certificate or certificates, properly endorsed, and after the payment of all taxes thereon.

     SECTION 3. Inspection of Books. The Board of Directors shall have power to determine whether, to what extent, at what times and places and under what conditions the accounts and books and papers of the Corporation shall be open to the inspection of the stockholders.
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                                 ARTICLE VIII.

                      SEAL, FISCAL YEAR, WAIVERS OF NOTICE

     SECTION 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of incorporation and the inscription "Corporate Seal, Delaware".

     SECTION 2. Fiscal Year. The fiscal year of the Corporation shall commence on the 1st day of January and end on the 31st day of December in each year.

     SECTION 3. Waivers of Notice. Notice of any meeting of the stockholders or the Board of Directors need not be given to any person entitled thereto if such notice shall be waived by such person in writing or by telegraph, cable or wireless before, at the time of, or after such meeting or if such person shall be present in person, or, in the case of a stockholders' meeting, be present in person or represented by proxy.

                                  ARTICLE IX.

                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, or at any meeting of the Board of Directors subject, however, to subsequent approval, modification or rejection by the stockholders.